Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 16, 2010 (except as to notes 16 and 17 which are as of July 14, 2010), with respect to the consolidated financial statements of Decision Dynamics Technology Ltd. as at December 31, 2009 and for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Chartered Accountants

Calgary, Canada
October 25, 2010